UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
December 14, 2010
Date of Report (Date of earliest event reported)
CCFNB Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19028	23-2254643

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
232 East Street
Bloomsburg, PA 17815
(Address of principal executive offices)
570-784-4400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On December 14, 2010, First Columbia Bank & Trust Co. (the “Bank”), the wholly-owned subsidiary of CCFNB Bancorp, Inc. (the “Company”), entered into an Executive Employment Agreement (the “Employment Agreement”) with Jeffrey T. Arnold, Chief Financial Officer of the Company and the Bank (referred to in this Form 8-K as “Mr. Arnold”). On December 15, 2010, the Bank entered into a separate Supplemental Executive Retirement Benefit Agreement (the “SERP Agreement”) with Mr. Arnold. The material terms of the Employment Agreement and the SERP Agreement are described below.
     Employment Agreement
     The Employment Agreement provides for an initial two (2) year term to begin January 1, 2011 and expire December 31, 2013, and subsequent automatic annual renewal terms each January 1 thereafter absent notice of nonrenewal by either party at least four (4) months prior to the expiration date of the then existing term. The Employment Agreement further provides that the term may not be extended beyond December 31 in the calendar year (2032) in which Mr. Arnold would attain 65 years of age.
     The Employment Agreement provides that Mr. Arnold’s annual base salary is to be subject to annual review and adjustment by the Bank’s Board of Directors but is not to be less than $117,000. In addition, the Employment Agreement provides that the Bank’s Board of Directors, in its sole discretion, may provide for payment of a periodic bonus to Mr. Arnold in such an amount or nature as it may deem appropriate based on his performance, the financial performance of the Company and the Bank and other relevant factors. Mr. Arnold also is entitled to participate in or receive benefits under all of the Bank’s employee benefit plans including, but not limited to, any pension plan, profit-sharing plan, savings plan, life insurance plan or disability insurance plan, as made available by the Bank to its employees. Mr. Arnold also is entitled to not less than twenty (20) business days vacation per calendar year as well as paid holidays, sick days, and personal days provided by the Bank to its regular full-time employees and senior executive officers.
     The Employment Agreement contains customary confidentiality and nonsolicitation provisions and a one year restrictive covenant within thirty (30) miles of Bloomsburg, Pennsylvania after termination of employment.
     The Employment Agreement provides that the Bank may terminate Mr. Arnold’s employment for “cause,” defined to mean (i) the repeated failure by the Mr. Arnold to substantially perform his duties following written notice specifying the nature of his deficient performance and his failure to correct the deficiency within thirty (30) days after notice; (ii) the engagement by Mr. Arnold in serious misconduct injurious to the Bank or the Company; (iii) the violation by Mr. Arnold of the nondisclosure, nonsolicitation or restrictive covenants after written notice and a failure to cure the violation; (iv) dishonesty or gross negligence by Mr. Arnold in the performance of his duties; (v) breach by Mr. Arnold of his fiduciary duties to the Company or the Bank involving personal profit; (vi) violation by the Executive of any law, rule or regulation governing banks or bank officers or any final and unappealable order issued by any bank regulatory authority which actually and materially harms the business of the Company or Bank, or (vii) moral turpitude or other serious misconduct on the part of the Executive which brings material public discredit to the Company or Bank. Any termination for “cause” must be approved by the affirmative vote of a majority of the directors then in office, if prior to the occurrence of a Change of Control, or eighty percent (80%) of the directors then in office if after the occurrence of a Change of Control.
     The Executive Employment Agreement further provides that Mr. Arnold may resign upon one hundred twenty (120) days prior written notice, or may terminate his employment for “good reason,” defined as: (i) the assignment to Mr. Arnold of any duties inconsistent with the office of Chief Financial Officer or the imposition of any limitations thereon inconsistent with such office; or (ii) breach of the Agreement by the Bank, in all cases after notice to the Bank within ninety (90) days after the initial existence of such condition and the failure of the Bank to cure the situation within thirty (30) days after notice.
     Subject to the right of the Executive to resign at any time upon ninety (90) days prior notice, the Executive Employment Agreement provides that the Company and the Bank may renew or extend the term of the Agreement for one or more successive two (2) year terms by written notice to the executive not later than 120 days prior to the expiration of the then current term. In the event the Bank would terminate Mr. Arnold without “cause,” Mr. Arnold would terminate his employment for “good reason” or the Bank would not renew or extend the term of the Agreement, and Mr. Arnold’s employment with the Bank would terminate upon the expiration of the then current term, the Employment Agreement provides for the Bank to pay to Mr. Arnold an amount equal to his annual base salary in equal installments on the Bank’s regular paydays or in a single lump sum if the termination would occur within twelve (12) months after the occurrence of a Change of Control, and the continuation for a period of one year of life insurance, health and dental plans and other employee benefit plans made available to and on a cost sharing basis consistent with all employees of the Bank.
     In the event any payments to be made to Mr. Arnold under the Employment Agreement would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the Employment Agreement provides that the amounts payable will be reduced to the extent necessary to avoid the imposition of the excise tax.
     For purpose of the Agreement the term “Change of Control” means a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1924, as amended, and includes (a) any person becoming the beneficial owner of twenty-five percent (25%) or more of the combined voting power of the Company’s securities; (b) during any period of two (2) consecutive years during the term of the Employment Agreement individuals who at the beginning of such period constitute the Board of Directors of the Company or the Bank cease for any reason to constitute at least a majority of the Board of Directors, unless the election of each director who was not a director at the beginning of such period was approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period; 90r (c) the sale, exchange or transfer of all or substantially all of the Bank’s or the Company’s assets.
     The above summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, the form of which is attached as Exhibit 10.1 to this Form 8-K.
     SERP Agreement
     On December 15, 2010, the Bank entered into a Supplemental Executive Retirement Benefit Agreement with Mr. Arnold, to provide supplemental retirement benefits commencing with retirement after having attained the normal retirement age of 65 specified in the agreement. The agreement provides for normal retirement benefits paid monthly over a 15 year period commencing the first day of January occurring in the calendar year following Mr. Arnold’s 65th birthday, at a rate of $62,500 per year. If Mr. Arnold’s employment is terminated before normal retirement age absent a change in control and other than by the bank for cause, the amount of the benefit payable to Mr. Arnold would be determined according to the vesting schedule set forth below. If Mr. Arnold is employed by the Bank at the time of a Change of Control (as defined in the Employment Agreement), Mr. Arnold would automatically become entitled to the normal retirement benefit described above. If Mr. Arnold would die before reaching normal retirement age, a death benefit would be paid to his beneficiary in the amount of any vested benefit.
Vesting Schedule

Years 1 to 5	0%
Year 6	20%
Years 7 to 14	7.5% each year
Years 15-22	2.5% each year
After Year 22	100%
     The SERP Agreement contains a restrictive covenant conditioning Mr. Arnold’s receipt of the benefits on his compliance with the covenant within a noncompetition area defined to include Columbia, Montour, Northumberland and Luzerne Counties in Pennsylvania, additional counties, if any, in which the Bank would maintain a physical presence and any additional counties that adjoin any of the foregoing counties. The restrictive covenant would not apply, however, if following a Change of Control Mr. Arnold’s employment with the Bank would be terminated prior to his 64th birthday for reasons other than a termination for “cause” or removal pursuant to an order of a federal banking authority.
     In the event any payments to be made to Mr. Arnold under the SERP Agreement would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the Employment Agreement provides that the amounts payable will be reduced to the extent necessary to avoid the imposition of the excise tax.
     The SERP Agreement contains a provision intending that payments thereunder will comply with Section 409A of the Internal Revenue Code of 1986, as amended.
     The above summary of the SERP Agreement is qualified in its entirety by reference to the full text of the SERP Agreement, the form of which is attached as Exhibit 10.2 to this Form 8-K
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS:
(d) Exhibits.

Exhibit Number	Description
10.1	Executive Employment Agreement between First Columbia Bank & Trust Co. and Jeffrey T. Arnold dated December 14, 2010.

10.2	Supplemental Executive Retirement Plan Agreement between First Columbia Bank & Trust Co. and Jeffrey T. Arnold. dated December 15, 2010
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2010	CCFNB Bancorp, Inc.
	By:	/s/ Jeffrey T. Arnold, CPA, CIA
		Name:	Jeffrey T. Arnold, CPA, CIA
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Employment Agreement between First Columbia Bank & Trust Co. and Jeffrey T. Arnold dated December 14, 2010.

10.2	Supplemental Executive Retirement Plan Agreement between First Columbia Bank & Trust Co. and Jeffrey T. Arnold. dated December 15, 2010